UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): March 15, 2005

                        NATIONAL INVESTMENT MANAGERS INC.
               (Exact Name of Registrant as Specified in Charter)

            Florida                   2-97360-A                         59-2091510
    (State of Incorporation)   (Commission File Number)     (IRS Employer Identification No.)

                          830 Third Avenue, 14th Floor
                               New York, NY 10022
               (Address of principal executive offices) (Zip Code)

                                 (212) 355-1547
              (Registrant's telephone number, including area code)

                         Fast Eddie Racing Stables, Inc.
                  211 West Wall Street, Midland, TX 79701-4556
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events

Change of Name

We have amended our Articles of Incorporation to change the name of our company to National Investment Managers Inc. ("Name Change Amendment"). The Name Change Amendment was filed with the Secretary of State of the State of Florida on March 15, 2005. This amendment to our Articles of Incorporation was authorized by our Board of Directors and approved by written consent of shareholders without a meeting under Section 607.0704 of the Florida Business Corporation Act (FBCA"). Under Section 607.0704 of the FBCA, we are providing separate notice of this amendment to all other shareholders of the company who did not provide a written consent. A copy of our Articles of Incorporation is available from us, at no charge, upon written request.

The company believes that the name change is in its best interests because it will more accurately reflect its current business model. Shareholders will not be required to have new stock certificates reflecting the name change. New stock certificates will be issued in due course as old certificates are tendered to our transfer agent. As a result of the name change, our common stock, previously quoted on the OTC Bulletin Board under the symbol "FEDY", will be quoted under the symbol "NIVM" effective as of March 21, 2005. In addition, in connection with the name change, our common stock will be assigned a new CUSIP number.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL INVESTMENT MANAGERS INC.


By: /s/ Richard Stierwalt
----------------------------------------------
Name: Richard Stierwalt
Title: President and Chief Executive Officer

Date: March 18, 2005


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